UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2005

IMAGE INNOVATIONS HOLDINGS INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	0-50119	91-1898414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

432 Park Avenue South, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (518) 589-9994

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on January 31, 2005 and February 8, 2005, the Registrant’s former Chief Executive Officer, Alain Kardos, who resigned as a Director from the Registrant on February 3, 2004, filed actions in the Supreme Court of British Columbia, naming the Registrant, its subsidiaries, Derick Sinclair, the Registrant’s Chief Financial Officer, and H.E. Capital S.A. (“H.E. Capital”) as defendants. Mr. Kardos alleged (i) that the defendants wrongfully refused or neglected to return to him two certificates representing 700,000 shares of the Registrant’s common stock (the “Certificates”, “Certificate”, and “Shares”, respectively) and (ii) that he was wrongfully dismissed from his position as an officer and employee of the Registrant and its Image Innovations subsidiary on October 21, 2004. Mr. Kardos sought a declaration that the Shares and Certificates were his property; an injunction restraining and enjoining the defendants, and their directors, officers, employees, servants, agents and contractors, or others with knowledge of the injunction, from directly or through any other person, selling, disposing of or in way dealing with the Shares or Certificates without the consent of Mr. Kardos; an order for the delivery by the defendants to Mr. Kardos of the Certificates; and damages for their detention and/or conversion. In respect of the wrongful termination action, Mr. Kardos sought damages in respect of inadequate notice, an extended notice period, general and special damages and costs.

On March 25, 2005, Mr. Kardos filed a third party complaint in the United States District Court for the District of Nevada, naming the Registrant, its subsidiaries, Mr. Sinclair and H.E. Capital, as third party defendants, with substantially the same claims and requested relief as described above.

The matter has been settled pursuant to a Settlement Agreement and Mutual Release of Claims dated November 4, 2005, by and among the Registrant, its subsidiaries, H.E. Capital, Mr. Sinclair, and Mr. Kardos (the “Settlement Agreement”). The Registrant is not required to make any payments in connection with the Settlement Agreement, and pursuant thereto, is released from all claims. Under the Settlement Agreement, H.E. Capital has agreed to deposit the Shares into escrow and purchase the same at specified times at an amount agreed by Kardos and H.E. Capital. Mr. Kardos’ claim in respect of the alleged wrongful termination has been dismissed with no payments required to be made by any party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE INNOVATIONS HOLDINGS INC.
(Registrant)

Date: November 8, 2005	By:	/s/ Michael Preston
Michael Preston
Chief Executive Officer